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                                                                     EXHIBIT 4.1

            THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

         Third Amended and Restated Registration Rights Agreement (the "Agreement"), dated as of December 5, 1995, by and between Hanover Compressor Company, a Delaware corporation (the "Company"), and the Persons named in
Schedule I hereto who execute counterparts of this Agreement.

                                R E C I T A L S:

         A. The original parties to this Agreement, other than Astra Resources, Inc. ("Astra"), are parties to that certain Second
Amended and Restated Registration Rights Agreement, dated as of
August 7, 1995 (the "Second Amended and Restated Agreement").

         B. Pursuant to that certain Merger Agreement, dated as of the date hereof (the "Merger Agreement") between the Company, Hanover Acquisition Corp., Astra and Astra Resources Compression, Inc., the Company is to issue to Astra
(i) 30,555.56 shares of the Company's common stock, par value $.001 per share (the "Common Stock"). The execution of this Agreement is a condition to the closing under the Merger Agreement.

         C. In order to induce Astra to enter into and perform its obligations under the Merger Agreement, the Company has agreed to provide Astra with certain registration rights which may be deemed to be more favorable than the registration rights granted to the parties to the Second Amended and Restated Agreement.

         D. The Second Amended and Restated Agreement requires the Company to grant to the parties thereto any superior or more favorable registration rights which the Company grants to any other Person.

         E. All of the parties to the Second Amended and Restated Agreement and Astra agree that it is in their mutual best interest to amend and restate the Second Amended and Restated Agreement in its entirety to provide identical registration rights to all of the stockholders of the Company entitled thereto.

         NOW, THEREFORE, the parties hereby agree as follows:

         1.       Definitions.

                  As used in this Agreement, the following capitalized terms shall have the following meanings:

                  "Common Stock" has the meaning set forth in the Recitals.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar or successor federal statute and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.



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                  "Holder" means any Person named in Schedule I hereto who
executes a counterpart of this Agreement and any Person who becomes a Holder after the date of this Agreement pursuant to Paragraph 10(a).

                  "Indemnified Party" has the meaning set forth in Paragraph 7(c).

                  "Indemnifying Party" has the meaning set forth in Paragraph 7(c).

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "Person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof, or any other entity of any kind.

                  "Registered Securities" means Registrable Securities which have been registered under the Securities Act pursuant to a registration statement filed with and declared effective by the SEC.

                  "Registrable Securities" means (i) the Shares; (ii) the shares of Common Stock and other securities into which the Shares are convertible from time to time; (iii) the shares of Common Stock issued or issuable as dividends on, or other distributions with respect to, the Shares; and (iv) any other security issued or issuable in exchange for, or in replacement of, any of the Shares, in each case until any such security ceases to be a Registrable Security in accordance with Paragraph 2(a) hereof.

                  "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Paragraphs 3 and 4 of this Agreement, including without limitation all registration and filing fees, including fees with respect to filings required to be made with any stock exchange or the NASD, fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), messenger, telephone and delivery expenses, and the fees and expenses of counsel for the underwriter and the reasonable fees and expenses of one counsel for the Selling Holders, costs of printing prospectuses, and fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance).

                  "Registration Statement" means any registration statement of the Company which includes any of the Registrable Securities pursuant to the provisions of this Agreement, including the

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prospectus included or deemed included in the Registration Statement and all amendments and supplements to the Registration Statement or the prospectus, including post-effective amendments, and all exhibits to, and all materials incorporated by reference in, the Registration Statement.

                  "SEC" means the United States Securities and Exchange Commission or any similar agency then having the authority to enforce the Exchange Act or the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar or successor statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

                  "Selling Expenses" means all fees and expenses of underwriters including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities.

                  "Selling Holders" has the meaning set forth in Paragraph
5(b).

                  "Shares" means the shares of Common Stock of the Company owned by the Holders (including, without limitation, the shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock) and any shares hereafter acquired.

                  "Stockholder" means any holder of equity securities issued by the Company.

                  "Stockholders Agreements" means (i) that certain Stockholders Agreement, dated as of January 26, 1995 among the Company and the Stockholders of the Company parties thereto, (ii) that certain Supplemental Stockholders Agreement, dated as of March , 1995 among the Company and the Stockholders of the Company parties thereto, (iii) that certain Stockholders Agreement dated as of among the Company, Joint Energy Development Investments Limited Partnership and other Stockholders of the Company parties thereto and (iv) that certain stockholders Agreement dated as of the date hereof among the Company, Astra and other Stockholders of the Company parties thereto.

         2.       Securities Subject to this Agreement.

                  (a) Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities, but such benefits shall continue with respect to each such security only so long as such security continues to be a Registrable Security. A security ceases to be a Registrable Security when (i) a Registration Statement covering the sale of such Registrable

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Security has been declared effective under the Securities Act and the
Registrable Security has been sold in accordance with the Registration Statement; (ii) it is distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; (iii) a new certificate representing such security has been delivered (to the original Holder or any subsequent transferee) by the Company free from any restrictive legend and without issuance of stop transfer or other instructions to the Company's transfer agent and the Holder of such security has been advised by counsel acceptable to it that subsequent disposition of such security will not require registration or qualification under the Securities Act or any state "blue sky" or similar law then in effect; or (iv) the security has ceased to be outstanding.

                  (b) Holders of Registrable Securities. This Agreement is for the benefit of any person owning or having the right to acquire Registrable Securities, irrespective of whether such person is a signatory to this Agreement, provided the Registrable Securities were not acquired by such person in a transaction which violated any of the restrictions on transfer contained in the Stockholders Agreement to which such Registrable Securities may be subject.

         3.       Registration under the Securities Act: Piggy-Back
                  Registration.

                  (a) Piggy-Back Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than. the Holders) any of its capital stock or other securities under the Securities Act in connection with the public offering of such securities (other than any offerings registered under Form S-4 or Form S-8 or a comparable or successor form), then:

                           (i) the Company in each case will notify in writing each Holder of its intention to effect such a registration at least 30 days prior to the proposed filing of a Registration Statement in connection therewith; and

                           (ii) the Company will offer each Holder the opportunity to include in such registration all or such lesser amount of Registrable Securities as each Holder may request. Upon the request of one or more Holders which in the aggregate own 2.5% or more of the outstanding Registrable
                                            Securities, given in writing within
                                            20 days after receipt of the notice

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                                            described under clause (i) above,
                                            the Company will use its reasonable
                                            best efforts as soon as practicable
                                            thereafter to cause any of the
                                            Registrable Securities specified by
                                            such Holder to be included in the
                                            Registration Statement; and

                           (iii) if the registration of which the Company gives written notice under clause (i) above involves an underwriting, the Company shall use its reasonable best efforts to cause the managing underwriter(s) of the proposed underwritten offering to permit Holders to include their Registrable Securities in the underwriting on the same terms and conditions as similar terms of the Company included therein.

                  (b) Limitations on Company's Obligations to Effect Additional Piggy-Back Registration. Notwithstanding the provisions of Paragraph 3(a) above, if and to the extent that the managing underwriter(s) advise the Company in writing that inclusion of the number of Registrable Securities held by Holders requesting inclusion in the Registration Statement would materially interfere with the underwriter's ability to effectuate the registration and sale of securities proposed to be offered and sold pursuant to the Registration Statement, the managing underwriter(s) shall select the permissible quantity of Registrable Securities to be sold by the Holders (which may be none) by reducing the total number of securities to be sold by the holders of securities other than Registrable Securities and the Holders (but not the number of securities to be sold by the Company) on a pro rata basis. For purposes of apportionment pursuant to this Paragraph 3(b), for any selling Holder that is a partnership or a corporation, the affiliates of such partnership or shareholder shall collectively, with such Holder be deemed to be one "selling Holder," and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by entities and individuals included in such "selling Holder."

                  (c) Underwritten Offer. If the registration of which the Company gives written notice under Paragraph 3(a)(i) above involves an underwriting, the Company shall so advise in such written notice. In such event the right of any Holder to registration pursuant to Paragraph 3(a) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in such underwriting. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company and the

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other holders distributing their Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw from the underwriting by prompt written notice to the Company and the underwriter.

         4.       Registration under Securities Act: Demand Registration.

                  (a) Demand for Registration. At any time on or after the third anniversary of this Agreement, any single Holder, which, together with its Affiliates owns at least 18% of the outstanding shares (an "Initiating Holder") may request in writing that the Company effect the registration under the Securities Act of such Holders' Registrable Securities, in which case the Company will use its best efforts to effect such registration.

                  (b) Limitation on Company's Obligation. The Company is obligated to effect only one registration for any single Holder pursuant to this Paragraph 4, unless the Company fails to effect the registration of all Registrable Securities for which registration is requested pursuant to this Paragraph 4 and have such registration declared or ordered effective (in which event, subject to the foregoing qualification, one further request may be made); and thereafter the Company shall have no obligation to include any Registrable Securities in any registration with respect to such Initiating Holder pursuant to this Paragraph 4.

                  (c) Underwritten Offer. If an Initiating Holder desires to distribute Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this Paragraph 4. The Company shall select an underwriter (which shall be reasonably acceptable to the Initiating Holder) for such underwriting and shall together with the Initiating Holder enter into an underwriting agreement in customary form with the underwriter.

         5. Registration Obligations of the Company. In connection with the filing of a Registration Statement pursuant to Paragraph
3 or 4, the Company shall:

                  (a) Use its reasonable best efforts to cause such Registration Statement to remain in effect until the earlier of (i) the completion of the distribution of the Registrable Securities included in the Registration Statement, or (ii) two years after the date on which the Registration Statement is declared effective.

                  (b) Notify the Holders whose Registrable Securities are included in such Registration Statement (the "Selling Holders") as to the filing of the Registration Statement and of all amendments

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or supplements thereto filed prior to the effective date of such
Registration Statement;

                  (c) Notify the Selling Holders, promptly after the Company shall receive notice thereof, of the time when such Registration Statement became effective or when any amendment or supplement to any prospectus forming a part of said Registration Statement has been filed;

                  (d) Notify the Selling Holders promptly of any request by the SEC for the amending or supplementing of such Registration Statement or prospectus or for additional information;

                  (e) During the period in which the Company is obligated to use its reasonable best efforts to keep a Registration Statement effective pursuant to this Paragraph 4, prepare and promptly file with the SEC and promptly notify the Selling Holders of the filing of any amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, any event with respect to the Company shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; and, in addition, during such period, prepare and file with the SEC, promptly upon the Selling Holders' written request, any amendments or supplements to such Registration Statement or prospectus which may be reasonably necessary or advisable in connection with the distribution of the Registrable Securities;

                  (f) Prepare, promptly upon request of the Selling Holders or any underwriters for the Selling Holders made during the period in which the Company is obligated to use its reasonable best efforts to keep a Registration Statement effective, such amendment or amendments to such Registration Statement and such prospectus or prospectuses as may be reasonably necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act;

                  (g) Advise the Selling Holders promptly after the Company shall receive notice or obtain knowledge of the issuance of any stop order by the SEC suspending the effectiveness of any such Registration Statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its reasonable best efforts to prevent the issue of any stop order or obtain its withdrawal promptly if such stop order should be issued;

                  (h) Use its reasonable best efforts to qualify as soon as reasonably practicable the Registrable Securities for sale under the securities or blue sky laws of such states and jurisdictions

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within the United States as shall be reasonably requested by the Selling
Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to become subject to taxation or to file a consent to service of process generally in any of the aforesaid states or jurisdictions;

                  (i) Furnish the Selling Holders, as soon as available, copies of any Registration Statement and each preliminary or final prospectus, or supplement or amendment required to be prepared pursuant hereto, all in such quantities as the Selling Holders may from time to time reasonably request; and

                  (j) Furnish each Selling Holder such opinions of counsel and accountants' "comfort" letters as it reasonably may request with respect to the registration of its Registrable Securities, the Registration Statement covering such Registrable Securities and the financial statements included therein.

                  (k) Apply for listing and use its reasonable best efforts to list the Registrable Securities, if any, being registered on any national securities exchange on which a class of the Company's equity securities is listed or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its reasonable best efforts to qualify the Registrable Securities, if any, being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.

         6. Expenses. The Company will pay all Registration Expenses in connection with registrations of Registrable Securities effected pursuant to Paragraphs 3 or 4. All Selling Expenses in connection with any registration effected pursuant to this Agreement shall be borne by the Company and the holders of the Registrable Securities so registered, pro rata on the basis of the number of Shares included in the registration for the account of the Company and the number of Registrable Securities so registered by each such holder.

         7.       Indemnification.

                  (a) To the extent permitted by applicable law, the Company will indemnify each Holder of the Registrable Securities requesting or joining in a registration, each Person who controls such Holder within the meaning of
Section 15 of the Securities Act, and each underwriter of the securities so registered and each Person who controls such underwriter, and their respective officers, directors, partners, agents, employees and successors, against all costs, expenses, demands, claims, losses, damages, liabilities, fines and penalties (or actions in respect thereof), to which such holder or such other Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such claims, losses, damages, liabilities, fines and penalties arise out

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of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement or prospectus, or arise out of or are based upon any omission (or alleged omission) to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law (other than with respect to violations or alleged violations caused by the Person seeking indemnification under this Section 7(a)) and will reimburse each such Holder, each Person who controls such Holder within the meaning of Section 15 of the Securities Act and each such underwriter, and their respective officers, directors, partners, agents, employees and successors for any legal and any other expenses reasonably incurred in connection with investigating or defending any such demand, claim, loss, damage, liability or action promptly after submission of supporting materials with respect to such expenses; provided, however, that the Company shall not be required to indemnify any holder or underwriter or Person which controls any holder or underwriter for any cost, expense, demand, claim, loss, damage, liability, fine or penalty which arises out of or is based upon any written information provided by such holder or underwriter, respectively, expressly for inclusion in the Registration Statement.

                  (b) To the extent permitted by applicable law, each Holder requesting or joining in a registration will indemnify the Company, each of its officers, directors, successors and controlling persons, and each underwriter, if any, of the Company's securities covered by a registration statement, each Person who controls the Company or such underwriter within the meaning of
Section 15 of the Exchange Act, and any other Holder selling securities in such registration statement or any of its directors, officers, partners, agents or employees or any other person who controls, within the meaning of Section 15 of the Exchange Act, such Holder against all costs, expenses, demands, claims, losses, damages, liabilities, fines and penalties (or actions in respect thereof) to which such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon an untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement or prospectus, or arise out of or are based upon the omission (or alleged omission) to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in any Registration Statement or prospectus in reliance upon and in conformity with written information furnished to the Company by such Holder requesting or joining in a registration specifically for use in the preparation

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thereof; provided, that the liability of any Holder hereunder shall be limited to the amount of proceeds received by such Holder in the offering giving rise to the indemnification claim.

                  (c) Each party entitled to indemnification under this Paragraph 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided such counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if (i) the Indemnifying Party has agreed in writing to pay such expenses,
(ii) the Indemnifying Party shall have failed to assume the defense of such claim or employ counsel reasonably satisfactory to the Indemnified Party, or
(iii) in the reasonable judgment of the Indemnified Party, based upon the written advice of such Indemnified Party's counsel, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. In the event that the Indemnifying Party properly does not assume such defense, the Indemnifying Party shall not be subject to any liability for any settlement made without its prior written consent, which consent shall not be unreasonably withheld or delayed. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 7 only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation in form and substance reasonably satisfactory to such Indemnified Party.

         8.       Contribution.

                  (a) If the indemnification provided for in Paragraph 7 from the Indemnifying Party is unavailable to or unenforceable by the Indemnified Party in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the

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relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Paragraph 7, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  (b) The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Paragraph 8 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section II(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (c) If indemnification is available under Paragraph 7, the Indemnifying Parties shall indemnify each Indemnified Party to the full extent provided in Paragraph 7 without regard to the relative fault of the Indemnifying Party or Indemnified Party or any other equitable consideration provided for in this Paragraph 8.

         9.       Hold-Back Agreements.

                  (a) Restrictions on Public Sale by Holder of Registrable Securities. To the extent consistent with applicable law, each holder of Registrable Securities whose Registrable Securities are included in a Registration Statement filed pursuant to Paragraph 3 or 4 hereof agrees not to effect any public sale or distribution of the issue being registered or any similar security of the Company, including a sale pursuant to Rule 144 under the Securities Act, during the 7-day period prior to, and during the 90-day period beginning on, the effective date of such Registration Statement, to the extent such sales may prevent the Company from being in compliance with the Exchange Act; provided, however, that no such restriction shall apply to sales of Registrable Securities made pursuant to that Registration Statement, which may be made at any time following the effective date of that Registration Statement.


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                  (b)      Restrictions on Public Sale by the Company.  The
Company shall not effect any public or nonpublic sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for any such securities or similar securities, during the 7-day period prior to, and during the 90-day period beginning on, the effective date of any Registration Statement in which holders of Registrable Securities are participating or the commencement of a public distribution of Registrable Securities pursuant to any such Registration Statement (except (i) as part of such registration or pursuant to registrations on SEC Forms S-4 or S-8 or any similar or successor form, or on any form filed in connection with an exchange offer or an offering of securities solely to the existing stockholders or employees of the Company or (ii) for sales or other issuances of securities pursuant to outstanding options, warrants, rights or similar obligations).

         10.      Rule 144 and Stock Exchange Listings.

                  From and after the time that the Company becomes subject to the filing and reporting requirements of the Securities Act and the Exchange Act, and so long as there are Registrable Securities outstanding:

                  (a) The Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

                  (b) The Company will use its reasonable best efforts to avoid taking any action which would cause the Common Stock to cease to be eligible for inclusion on either of the National Association of Securities Dealers Automated Quotation System or for listing on any securities exchange on which it may become listed.

         11.      Obligations of Holder.

                  (a) Each Holder of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

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                  (b) Each Holder of the Registrable Securities agrees by
acquisition of such Registered Securities that upon receipt of any notice from the Company pursuant to Paragraph 5(g), such Holder will forthwith discontinue such Holders' disposition of Registered Securities pursuant to the registration statement relating to such Registered Securities until such Holders' receipt of the copies of the supplemented or amended prospectus contemplated by Paragraph 5(g) and if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holders' possession of the prospectus relating to such Registered Securities at the time of receipt of such notice.

         12.      Miscellaneous.

                  (a) Transfer of Certain Rights. The rights granted to the Holders under this Agreement may be transferred only to a transferee who delivers to the Company, within a reasonable time after such transfer, a written instrument by which such transferee agrees to be bound by the applicable terms of this Agreement and the applicable Stockholders Agreement(s). Notwithstanding the foregoing, and to the extent consistent with the applicable Stockholders Agreement(s), nothing herein shall prohibit: (i) any Holder from transferring any of its rights under this Agreement to any wholly-owned subsidiary of such Holder or to any entity which merges or consoLidates with or acquires all or substantially all of the equity securities or assets of such Holder, (ii) any Holder which is a partnership from transferring any of its rights under this Agreement to a partner of such partnership where such partner receives Registrable Securities in a distribution from such partnership, (iii) any Holder who is an individual from transferring any of its rights under this Agreement to such Holder's spouse or to other relatives, or to a trust for the benefit of the Holder, or his or her spouse or other relatives; or (iv) any trustee of a trust which holds Registerable Securities from distributing such Registrable Securities to the beneficiaries of such trusts; provided that any such transferee under subparagraphs (i), (ii), (iii) or (iv) above will hold the Registrable Securities subject to the terms and conditions of this Agreement and the applicable Stockholders Agreements. Upon any transfer of the rights of a Holder permitted by and completed in compliance with the terms of this Agreement, the transferee shall become a "Holder" for purposes of this Agreement and the Company shall add the name and address of the transferee to Schedule I (and, to the extent the transferor no longer holds Registrable Securities shall delete the name and address of the transferor).

                  (b) Remedies. In the event of a breach by the Company of its obligations under this Agreement, each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The

Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (c) No Inconsistent Agreements. The Company shall not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. To the extent the Company on or after the date of this Agreement grants any superior or more favorable rights or terms to any Person with respect to its securities, any such superior or more favorable rights or terms shall also be deemed to have been granted simultaneously to the holders of Registrable Securities. The Company has not previously entered into or become a party to nor is it bound by any agreement with respect to its securities granting any registration rights to any Person which is inconsistent with the rights granted hereunder. The rights granted to the holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the securities of the Company under any other agreements. In the event of a conflict between the terms of this Agreement and the terms of the Stockholders Agreement, the terms of the Stockholders Agreement shall govern for all purposes.

                  (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of holders of at least a two-thirds majority of the Registrable Securities affected by such amendment, modification, supplementation, waiver or consent. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to (i) a maker which relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and which does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by the holders of a two-thirds majority of the Registrable Securities being sold by such holders, provided that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence and (ii) any amendments to Section 4 hereof shall require the approval of Astra as long as Astra owns at least 15 % of the outstanding shares of the Company.

                  (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and shall be delivered by hand, next-day courier service, registered or certified first-class mail, return receipt requested, telex, telegram or telecopier; if to a Holder, at the address set forth opposite such Holder's name on Schedule I attached hereto or such other address as may have been furnished to the Company in writing; if to the Company, at 12001 North Houston-Rosslyn, Houston, Texas 77086 and thereafter at such other address, notice of which is given in accordance with the provisions of this Paragraph 11(e).

                  All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; one business day after sent if sent by courier service.

                  (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions thereof.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (j) Entire Agreement. This Agreement (and all exhibits and/or schedules attached hereto) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities now or hereafter owned by the Holders. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, including, without limitation, the First Amended and Restated Agreement.

                  (k) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover, and the court shall award, reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first above written.

                                            THE COMPANY:

                                            HANOVER COMPRESSOR COMPANY, a

                                            Delaware corporation


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


                   [SIGNATURES CONTINUED ON FOLLOWING PAGES]

                                            THE HOLDERS:

                                            ASTRA RESOURCES, INC.


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                            GKH PARTNERS, L.P., a Delaware
                                            limited partnership


                                            By: JAKK HOLDING CORP., a
                                                general partner


                                            By:
                                               --------------------------------
                                               Melvyn N. Klein, President


                                            GKH INVESTMENTS, L.P., a
                                            Delaware limited partnership.

                                            By: GKH Partners, L.P., its
                                                general partner


                                                  By: JAKK Holding Corp., a
                                                  general partner


                                            By:
                                               --------------------------------
                                               Melvyn N. Klein, President


                                           ------------------------------------
                                           Ettore Barbatelli, Sr.



                                           ------------------------------------
                                           Nancy K. Goldberg, solely in
                                           her capacity as Trustee of the
                                           Nancy K. Goldberg Declaration
                                           of Trust

                                            -----------------------------------
                                            William E. Simon, Jr.



                                            -----------------------------------
                                            Peter Simon



                                            -----------------------------------
                                            Mary Beth Simon Streep



                                            -----------------------------------
                                            Carol Leigh Porges



                                            -----------------------------------
                                            Aimee Simon Bloom



                                            -----------------------------------
                                            Julie Simon Munro



                                            -----------------------------------
                                            Johanna Katrina Simon



                                            -----------------------------------
                                            Alvin V. Shoemaker

                                            -----------------------------------
                                            C. Leigh Faldi, solely in his
                                            capacity:

                                            (i) as Trustee of the Trust for
                                            the Benefit of Julie Shoemaker

                                            (ii) as Trustee of the Trust
                                            for the Benefit of John Shoemaker

                                            (iii) as Trustee of the Trust
                                            for the Benefit of Christopher
                                            Shoemaker

                                            (iv) as Trustee of the Trust
                                            for the Benefit of Peter
                                            Shoemaker



                                            -----------------------------------
                                            Alan D. Lavenue



                                            -----------------------------------
                                            Casidy A. Ward



                                            -----------------------------------
                                            Donald T. Jacobsen



                                            -----------------------------------
                                            Kevin L. Smith



                                            -----------------------------------
                                            L. O. Ward Revocable Trust



                                            -----------------------------------
                                            Richard R. Tozzi



                                            -----------------------------------
                                            William C. Ward



                                            -----------------------------------
                                            Lew O. Ward

                                             JOINT ENERGY DEVELOPMENT
                                             INVESTMENTS LIMITED PARTNERSHIP

                                             By: Enron Capital Management
                                                  Limited Partnership, its
                                             general partner

                                             By: Enron Capital Corp., the
                                                 general partner of Enron
                                                 Capital Management Limited
                                                 Partnership


                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                                             IPP95, L.P.

                                             By:  WESTINVEST, Inc., its
                                             general partner



                                             ----------------------------------
                                             Name:
                                             Title:



                                             HANNA INVESTMENT GROUP, II



                                             By:
                                                -------------------------------
                                                Name:
                                                Title:



                                             ----------------------------------
                                             Ted Collins, Jr.

                                                    OTTO CANDIES, INC.




                                                    By:
                                                       ------------------------
                                                       Name: Paul Candies
                                                       Title: President




                                                    ---------------------------
                                                    Phyllis S. Hojel